Exhibit 4.74

7 Curzon Street, London, W1J 5HG
Tel: +44 (0)20 7499 9009 Fax: +44 (0)20 7499 9004

Addendum to Amarin Executive Employment Contracts — Richard A.B. Stewart

Confidential Information and Company Documents

The Executive shall neither during the Employment (except in the proper performance of his duties) nor at any time after the termination of the employment:

(a) divulge or communicate to any person, company, business entity or other organisation;

(b) use for his own purposes or for any other purposes other than those of the Company or Group Company; or

(c) through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information. These restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through any default of the Executive.

All books, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs, tapes and other data storage, date listings, codes, designs, and drawings and other documents and material whatsoever (whether made or created by the executive or otherwise) relating to the business of the company or any Group Company (and copies of the same):

(a) shall be and remain the property of the Company or the relevant Group Company; and

(b) shall be handed over by the executive to the Company or to the relevant Group Company on demand and in any event on the termination of Employment

Intellectual Property Rights

It shall be part of the contractual duties of the Executive (whether alone or with any other employee of the Company or any Group Company) at all times to further the interests of the Company and its Group Companies and, without prejudice to the generality of the foregoing and to the extent as is consistent with the Executive’s role within the Company;

(a) to make, discover and conceive inventions, processes, techniques, designs, improvements or developments relating to or capable of use or adaptation for use in connection with the business or any Group Company (“an Invention”)

(b) to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any Group Company with which the Executive is concerned or for which the Executive is responsible, might be improved (“a Development”):

(c) promptly to give to the Company or any Group Company full details of any such Invention or Development which the Executive may from time to time make or discover in the course of their Employment; and

This communication and the information it contains are intended for the person(s) or organisation(s) named above and for no other person or organisation and may be confidential and protected by law, Unauthorised use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Corporation plc

Registered in England No 2353920	Registered office: 110 Cannon Street, London EC4N 6AR

7 Curzon Street, London, W1J 5HG
Tel: +44 (0)20 7499 9009 Fax: +44 (0)20 7499 9004

(d) to further the interests of the Company’s or any Group Company’s undertaking with regard thereto and the Company or any Group Company shall be entitled to the exclusive ownership of any such Invention or Development and to the exclusive use thereof, provided that this clause shall take effect subject to any statutory rights of the Executive.

The Executive shall immediately give full information to the Board as to such Invention or Development and the exact mode of working, producing, using and exploiting the same and shall also give all such explanations and instructions to the Board as may be necessary or useful to enable the Company or any Group Company to obtain full benefit of them and will at the expense of the Company or any Group Company furnish it with all necessary plans, drawings, formulae and models applicable to the same and shall at the cost and expense of the Company or any Group Company execute all documents and do all acts and things necessary to enable the Company or any Group Company (or its or their nominees) to apply for and obtain protection for such Inventions and Developments throughout the world and for vesting the ownership of them in the Company or any Group Company (or its or their nominees).

The Executive shall not knowingly do anything to imperil the validity of any patent or protection related to the business of any Company or any Group Company or any application therefore but shall at the cost to the Company or any Group Company render all possible assistance to the Company or any Group Company both in obtaining and in maintaining such patents or other protection.

The Executive shall not either during Employment or any time after the Employment exploit or assist others to exploit any Invention or Development which the Executive may from time to time make or discover in the course of the Employment or (unless the same shall have become public knowledge otherwise than by breach by the Executive of the terms of the Appointment) make public or disclose any such Invention or Development or improvement or given any information in respect of the same except to the Company or any Group Company or as it may direct.

The Executive hereby irrevocably appoints the Company or any Group Company to be the Executive’s attorney in the Executive’s name and on the Executive’s behalf to execute all documents and do all things necessary and generally to use the Executive’s name for the purpose of giving the Company or any Group Company (or its or their nominees) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company or any Group Company that any instrument or act which falls within the authority conferred by this clause which shall be conclusive evidence that such is the case.

Copyright and unregistered design rights in all works created by the Executive in the course of the Employment will, in accordance with the Copyright Designs and Patent Act 1988 vest in the Company or any Group Company. Rights in any design registerable pursuant to the Registered Designs Act 1949, (as amended) created by the Executive in the course of his Employment shall, in accordance with the Act, vest in the Company or any Group Company.

This communication and the information it contains are intended for the person(s) or organisation(s) named above and for no other person or organisation and may be confidential and protected by law, Unauthorised use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Corporation plc

Registered in England No 2353920	Registered office: 110 Cannon Street, London EC4N 6AR

7 Curzon Street, London, W1J 5HG
Tel: +44 (0)20 7499 9009 Fax: +44 (0)20 7499 9004

Restrictions during Employment

During the course of Employment the Executive shall not:

(a) be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking; or

(b) engage in any activity which the Board reasonably considers may be, or become harmful to the interests of Company or any Group Company or which might reasonably be considered to interfere with the performance of the Executive’s duties under this Agreement.

The above Clause shall not apply:

(a) to the Executive holding (directly or through nominees) of investments listed on the London Stock Exchange or in respect of which dealing takes place in the Unlisted Securities Market on the London Stock Exchange or any recognised stock exchange as long as he does not hold more than 5% of the issued shares or other securities of any class of any one Company; or

(b) to any act undertaken by the executive with the prior written consent of the Board; or

(c) to any interest permitted with the prior approval of the Board (such interest not to be unreasonably withheld) for the Executive to serve from time to time and continue to serve on the Boards of and hold any other offices or positions in companies or organisations which will not present any conflict of interest with Company or any Group Company and provided that such activities do not materially detract from the performance of the Executive’s duties.

Share Dealings

The Executive shall comply fully with Amarin’s Share Dealing Code.

I acknowledge receipt of this Addendum to my Contract of employment and agree to the terms and conditions as set out above.

Signed

(Richard A.B. Stewart)

Dated 26/2/07

This communication and the information it contains are intended for the person(s) or organisation(s) named above and for no other person or organisation and may be confidential and protected by law, Unauthorised use, copying or disclosure of any part is strictly prohibited and may be unlawful.

Amarin Corporation plc

Registered in England No 2353920	Registered office: 110 Cannon Street, London EC4N 6AR